UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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CEDAR FAIR, L.P.

(Name of Registrant as Specified in Its Charter)

Q FUNDING III, L.P.
Q4 FUNDING, L.P.
PRUFROCK ONSHORE, L.P.
J ALFRED ONSHORE, LLC
STAR SPANGLED SPROCKETS, L.P.
EXCALIBUR DOMESTIC, LLC
GEOFFREY RAYNOR

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On April 21, 2011, Q Funding III, L.P. and Q4 Funding, L.P. sent the following letter to the Registrant's Board of Directors:

Dear Gentlemen:

As you well know, we have called for the resignation of all but two members of this board. We no longer have confidence in your ability to oversee this business. And we certainly have no confidence in your ability to pick the next CEO.

We submit that any well qualified CEO is not going to want to work for a board that sided with Mr. Kinzel in what we believe has now been found to be his spurious account of the events surrounding Jack Falfas' departure.

We have recently heard rumors that Mark Shapiro, the former CEO of Six Flags who took the company into bankruptcy, is being considered. This would be yet another disastrous decision. If true, it boggles the mind why you would consider the executive who oversaw the decline in earnings that brought the company into bankruptcy rather than someone like Jim Reid-Anderson, the outstanding new CEO of Six Flags, who has overseen the company during its Phoenix-like rebirth.

We therefore wish to make it clear once again that we will likely not support any CEO candidate you put forth without the direct involvement of your unitholders.  And should your decision here be anything like so many of the bad decisions you have made over the past 18 months, then we will vigorously campaign for his or her removal as soon as possible.

Regards,

Q Funding III & Q4 Funding

THE PARTICIPANTS IN ANY POTENTIAL SOLICITATION OF PROXIES RELATING HERETO ARE THE SAME AS THE PARTICIPANTS IDENTIFIED IN THE PRELIMINARY PROXY STATEMENT FILED BY Q INVESTMENTS WITH RESPECT TO CEDAR FAIR, L.P. ON APRIL 13, 2011 (THE "PRELIMINARY PROXY STATEMENT"). ACCORDINGLY, UNITHOLDERS MAY OBTAIN ADDITIONAL INFORMATION REGARDING SUCH PARTICIPANTS AND THEIR INTERESTS FROM THE PRELIMINARY PROXY STATEMENT. UNITHOLDERS MAY OBTAIN A COPY OF THE PRELIMINARY PROXY STATEMENT AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV.

UNITHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY Q INVESTMENTS FROM THE UNITHOLDERS OF CEDAR FAIR, L.P. AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. AFTER THEY ARE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UNITHOLDERS MAY OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV.